Exhibit 3.02


                              ARTICLES OF AMENDMENT

                                       OF

                      AMERICAN DIGITAL COMMUNICATIONS, INC.


To the Secretary of State
State of Wyoming

Pursuant to the provisions of the Wyoming Business Corporation Act, American Digital Communications, Inc. (the "Corporation") does hereby adopt the following Articles of Amendment.

1.  The name of the corporation is American Digital Communications, Inc.

2. Article First of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

    FIRST.  The name of this corporation is TrackPower, Inc.

3.  The date of adoption of the amendment was August 25, 1999.

4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the amendment, and the number of votes of the voting group indisputably represented at the meeting at which the amendment was approved are as follows:

            (a) Designation of voting group: common stock, par value $.0001 per share, entitled to one vote per share ("Common Stock")

            (b)   Number of outstanding shares of voting group:  27,911,578

            (c) Number of shares of voting group indisputably represented at the meeting: 14,376,129

5. The total number of votes cast for and against the amendment by the voting group entitled to vote on the amendment is as follows:

            (a)   Designation of voting group:  Common Stock

            (b)   Number of votes of voting group cast for the amendment:
14,255,208

            (c)   Number of votes of voting group cast against the
amendment:  88,506


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6.  The number of votes cast for the amendment was sufficient for the approval of the amendment by the voting group.


Dated:  September 3, 1999

                                        AMERICAN DIGITAL
                                        COMMUNICATIONS, INC.

                                        /s/ Carrie J. Weiler
                                        --------------------------------------
                                        Carrie J. Weiler
                                        Vice President and Corporate Secretary


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